U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 3, 2005

Consortium Service Management Group, Inc.
(Exact name of registrant as specified in its charter)

Texas (state of incorporation)	0-27359 (Commission File Number)	74-2653437 (IRS Employer I.D. Number)
500 North Shoreline Drive, Suite 701 North
Corpus Christi, TX 78471
512-887-7546
____________________________________________________
(Address and telephone number of registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 3, 2005 we issued the following e-mail alert and press release:

E-MAIL ALERT FROM CSMG TECHNOLOGIES, INC. (OTCBB: CTUM)
CSMG Technologies Receives Approval of CO2 Separator Method and Apparatus Patent
New Gas Processing Technology Offers Economic Viability For Capture of Low-Quality Raw Landfill Gas
and
CSMG Technologies Receives Approval of CO2 Separator Method and Apparatus Patent
PR Newswire -- March 3, 2005
New Gas Processing Technology Offers Economic Viability for Capture of
Low-Quality Raw Landfill Gas

CORPUS CHRISTI, Texas, March 3 /PRNewswire-FirstCall/ --

Corpus Christi, TX, March 3, 2005 -- CSMG Technologies, Inc. (OTC Bulletin Board: CTUM) announced today that it has received notice from the U.S. Patent and Trademark Office that its U.S. application No. 10/673,399, "CO2 Separator Method and Apparatus," for its landfill gas processing platform technology has been allowed.

Don Robbins, CEO of CSMG Technologies, said, "The patent approval continues to re-enforce our intellectual property position for CSMG Technologies, and we are enthusiastic about the economic opportunity this technology brings to the landfill gas processing industry markets."

The CO2 separation technology processes low-quality raw landfill gas that is approximately 50% carbon dioxide and other gases and 50% methane. The technology processes the methane gas up to 98% purity.

There are approximately 18,000 landfills in the U.S. and Canada. The company believes its technology could fit production criteria for up to 15% to 20% of these landfills.

Unlike competing high BTU landfill gas processing systems that require 4,000 to 6,000 cubic feet per minute (cfm) to be economically viable during a soft gas market, the CSMG CO2 separation technology requires 1,750 to 2,000 cfm to be economically viable during a soft gas market.

The ASME-certified 177-metric ton technology complex includes compressors and technology for separating and removing high levels of CO2 content from raw landfill methane gas resulting in pipeline quality methane gas suitable for the commercial natural gas market. The technology's efficiency is derived from an advanced technique that absorbs carbon dioxide and other impurities from the gas, rather than using a series of filters or membranes that become clogged over time.

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CSMG Technologies owns the CO2 separation technology for landfill gas production. CSMG has offices in Corpus Christi, Texas; Oklahoma City, Okla.; Washington D.C.; Atlanta, Ga.; and Kiev, Ukraine.

A profile for investors may be found at the website http://www.hawkassociates.com/csmg/profile.htm. Additional information about CSMG can be found on the website http://www.ctum.com. An online investor kit containing CSMG press releases, SEC filings, current Level II price quotes, interactive Java, stock charts and other useful information for investors can be found at http://www.hawkassociates.com/csmg/kit.htm and http://www.hawkassociates.com investors may contact Don Robbins or Gordon Allison, CSMG, at (361) 887-7546, e-mail: publicrelations@ctum.com, or Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 852-2383, e-mail: info@hawkassociates.com.

To unsubscribe from the CTUM e-mail alert list go to: http://www.hawkmicrocaps.com/emarketer.asp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consortium Service Management Group, Inc.

Date: March 3, 2005	By:	/s/ Donald S. Robbins
Donald S. Robbins
Chief Executive Officer

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